Exhibit 10.4

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this “Agreement”) dated as of November 13, 2024, is made by and among East West Capital, LLC, a Utah limited liability company (“East West”), Streeterville Capital, LLC, a Utah limited liability company (“Streeterville”), and Braebeacon Holdings, Inc., an Ontario corporation (“BHI”, and collectively with Streeterville and East West, the “Lenders”).

WHEREAS, Streeterville made a loan to Grafiti Holding, Inc., a British Columbia corporation (“Borrower”), in the original principal amount of $6,470,000.00 evidenced by a Secured Promissory Note (the “June Note”) pursuant to a Note Purchase Agreement dated as of June 26, 2024 (the “June Purchase Agreement”), with the obligations thereunder secured by a lien on all assets of Borrower (the “Borrower Collateral”) as described in the Security Agreement delivered in connection therewith (as amended, the “June Security Agreement”);

WHEREAS, East West and BHI have each committed to provide a loan to Borrower in the aggregate principal amount of up to $8,385,000.00 pursuant to the terms and conditions of a Secured Promissory Note (together, the “November Notes”, and collectively with the June Note, the “Notes”) and further pursuant to the terms of a Note Purchase Agreement dated as of November 13, 2024 (together, the “November Purchase Agreements”, and collectively with the June Purchase Agreement, the “Purchase Agreements”), with the obligations thereunder secured by a lien on the Borrower Collateral as described in the Security Agreements delivered in connection therewith (the “November Security Agreements”, and collectively with the June Security Agreement, the “Borrower Security Agreements”);

WHEREAS, Damon Motors, Inc., a British Columbia corporation (“DMI”), agreed to guarantee all of Borrower’s obligations under the Notes, secured by a lien on all assets of DMI (the “DMI Collateral”, and together with the Borrower Collateral, the “Collateral”) as described in the Security Agreements and Intellectual Property Security Agreements delivered in connection therewith (the “DMI Security Agreements”, and together with the Borrower Security Agreements, the “Security Agreements”);

WHERES, the Notes, the Purchase Agreements, and the Security Agreements together with all other documents entered into in connection therewith are collectively referred to herein as the “Transaction Documents”; and

WHEREAS, it is contemplated that the security interests held by Streeterville in the Collateral shall be pari passu for the benefit of all three (3) Lenders, with any benefits and economics derived from such Collateral shared among the Lenders with equal priority on the basis and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Lenders agree as follows:

1. Each Lender hereby acknowledges and agrees that the security interests held in the Collateral by Streeterville pursuant to the Security Agreements shall be held pari passu for the benefit of all three (3) Lenders without priority over one another, regardless of the order of time in which any claims under the Transaction Documents arise, are made, or attach or are perfected by filing, recording, possession, control or otherwise. Any and all rights, benefits and proceeds of the Collateral shall be shared by the Lenders, pari passu (based on the then-current outstanding balances of the respective Notes). This Agreement shall not be deemed effective until such time as BHI or East West has lent funds to Borrower under the November Notes.

2. The Notes and Security Agreements include all renewals, replacements, modifications and extensions thereof.

3. The Notes and Security Agreements shall be deemed amended and modified hereby to provide that such Notes are cross defaulted and cross collateralized; and in the event a Note and/or Security Agreement of any Lender shall not so provide, then the terms of this Agreement shall be incorporated into such Note and/or Security Agreement as if they were original a part of such documents. Following a breach or default under any of the Transaction Documents (a “Default”), Streeterville will be solely responsible for pursuing collections and/or foreclosure actions against the Collateral on behalf of all Lenders whether in arbitration, litigation or otherwise. For greater clarity Streeterville will pursue collection actions as may be requested by BHI or East West.

4. BHI and East West each irrevocably appoints Streeterville as its attorney-in-fact and grants Streeterville a power of attorney with full powers of substitution, in the name of BHI or in the name of East West, for the use and benefit of Streeterville, to file any claim or claims or take any action or actions regarding the Transaction Documents and/or the Collateral, including, but not limited to, conducting any arbitration, litigation, collections action or foreclosure proceeding. The decisions regarding when, how and whether to pursue collections or other actions against Borrower or DMI will be determined in consultation with the BHI and East West. In the event BHI’s November Note is in default and Streeterville has not commenced a collections action within thirty (30) days of a written request from BHI to do so, then BHI shall replace Streeterville as the sole responsible party for pursuing collections. and manage any collection actions.

5. Streeterville agrees that any funds it collects pursuant to this Agreement will be held in a segregated account for the benefit of all Lenders. For greater certainty, these funds will be held in trust for the benefit of all Lenders and shall be excluded from any secured interests that Streeterville may have pledged as security for any other purpose. All collections proceeds received by Streeterville hereunder shall be distributed pro rata (based on the then-current outstanding balances of the respective Notes) to Lenders after payment of all reasonable out of pocket expenses incurred by Streeterville (including reasonable attorneys’ fees and court or arbitration fees and costs) related to such collections actions within ten (10) days of receiving such proceeds. Streeterville agrees to provide BHI and East West with regular status updates regarding any collections actions it is pursuing. BHI and East West shall have the right to request from Streeterville any such records or documents as are reasonably necessary for such Lender to audit the funds received and collections expenses incurred by Streeterville pursuant to its collections actions.

6. Each Lender shall (a) promptly notify the other Lenders of any Default known to such Lender and not reasonably believed to have been previously disclosed to the other Lenders or otherwise known by the other Lenders; (b) provide the other Lenders with such information and documentation as the other Lenders shall reasonably request in the performance of its respective obligations hereunder, including but not limited to information relating to the outstanding balance of principal, interest and other sums owed to such Lender by the Borrower; and (c) cooperate with the other Lenders with respect to any and all collections and/or foreclosure procedures at any time commenced against Borrower and/or DMI or otherwise in respect of the Collateral securing the Notes.

STREETERVILLE SHALL NOT BE LIABLE FOR ANY ERROR OR ACT DONE BY IT IN GOOD FAITH OR BE OTHERWISE RESPONSIBLE OR ACCOUNTABLE UNDER ANY CIRCUMSTANCES WHATSOEVER (INCLUDING NEGLIGENCE) EXCEPT FOR STREETERVILLE’S WILLFUL MISCONDUCT. BHI AND EAST WEST WILL HOLD STREETERVILLE AND ITS EMPLOYEES, DIRECTORS, OFFICERS, EQUITY HOLDERS AND AGENTS, HARMLESS AGAINST ANY AND ALL LIABILITIES, CLAIMS OR HARM ARISING IN CONNECTION WITH THIS AGREEMENT EXCEPT FOR THAT ARISING FROM STREETERVILLE’S WILLFUL MISCONDUCT. THIS INDEMNITY SHALL NOT TERMINATE UPON REPAYMENT OF THE NOTES OR FORECLOSURE OR RELEASE OR TERMINATION OF THIS AGREEMENT AND ANY RELATED SECURITY AGREEMENTS.

7. This Agreement shall be governed by the laws of the State of Utah. For any litigation arising in connection with this Agreement, each Lender hereby (a) consents to and expressly submits to the exclusive personal jurisdiction of any state court sitting in Salt Lake County, Utah, (b) expressly submits to the exclusive venue of any such court for the purposes hereof, and (c) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper.

8. This Agreement is solely for the benefit of and shall bind the parties hereto and their respective successors and assigns, and no other person or persons shall have any right, benefit, priority or interest under or because of the existence of this Agreement. In the event of the transfer or assignment of all or any part of any of any security interests or claims described in this Agreement, the priorities established in this Agreement shall continue in full force and effect with respect to such assigned or transferred interests or claims, and the assigning party agrees to advise such assignee and transferee of such continuing priorities and obtain such assignee’s or transferee’s agreement thereto.

9. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

10. The provisions of this Agreement are, and are intended, solely for the purpose of defining the relative rights of the Lenders by and between themselves. Nothing contained herein is intended to or shall impair, the obligation of the Borrower as between the Lenders.

11. This is a continuing agreement and will remain in full force and effect until at least two (2) of the Notes has been fully paid, performed and satisfied, at which time this Agreement will automatically terminate. This Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any payment of a Note is rescinded or must otherwise be returned by a Lender upon the insolvency, bankruptcy, or reorganization of the Company or otherwise, all as though such payment had not been made.

12. No defect in, invalidity of, or absence or loss of priority in, or under this Agreement or the Notes or Security Agreements shall affect the respective rights under this Agreement.

13. Each Lender agrees not to amend or modify its respective Note or Security Agreement, without the prior written approval of the other if any such amendment or modification could materially adversely affect the other’s rights and priority to the Collateral or this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

EAST WEST CAPITAL, LLC

By:	/s/ Scott Brown
Scott Brown, President

STREETERVILLE CAPITAL, LLC

By:	/s/ John M. Fife
John M. Fife, President

braebeacon holdings, inc.

By:	/s/ David Scobie
David Scobie, Director

ACKNOWLEDGED AND AGREED:

GRAFITI HOLDING, INC.

By:	/s/ Nadir Ali
Nadir Ali, CEO

DAMON MOTORS, INC.

By:	/s/ Damon Jay Giraud
Damon Jay Giraud, CEO

[Signature Page to Intercreditor Agreement]